QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.12

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the heading "Experts" and to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 of Agnico Eagle Mines Limited for the registration of its debt securities, common shares and warrants to purchase debt securities or common shares of our report dated March 26, 2019, with respect to the consolidated financial statements of Agnico Eagle Mines Limited as at December 31, 2018 and December 31, 2017, and for the years ended December 31, 2018 and December 31, 2017, which report appears in the Annual Report on Form 40-F of Agnico Eagle Mines Limited for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission.

Toronto, Canada	/s/ ERNST & YOUNG LLP
December 2, 2019	ERNST & YOUNG LLP
Chartered Professional Accountants Licensed Public Accountants

QuickLinks

  Exhibit 5.12
Consent of Independent Registered Public Accounting Firm